6705 Rockledge Drive, Suite 900	Exhibit 99.1

Bethesda, MD 20817-1850

(301) 581-0600

Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Senior Vice President, Corporate Finance

(301) 581-5717

Coventry Health Care Reports First Quarter Earnings of $0.81 per Diluted Share

Reiterates 2008 Guidance

BETHESDA, Md. (April 25, 2008) - Coventry Health Care, Inc. (NYSE: CVH) today reported operating results for the quarter ended March 31, 2008. Operating revenues totaled $2.94 billion for the quarter with net earnings of $125.0 million, or $0.81 per diluted share.

“Consistent with our comments in mid-March, we are pleased to confirm that our businesses continue to perform well and are fundamentally sound,” said Dale B. Wolf, chief executive officer of Coventry. “We are on track for another year of industry leading revenue growth and remain very confident about our strategic positioning and growth prospects for the future.”

First Quarter Highlights

•	Revenues up 31.5% from the prior year quarter
•	Commercial health plan medical loss ratio of 78.8%
o	Includes the impact of the commercial business acquired from Vista Healthplans and Mutual of Omaha
•	Share buyback of 3.2 million shares during the quarter
•

GAAP cash flows from operations were $182.2 million, or 146% of net income. These cash flows include the impact of the final $31.6 million payment to CMS related to the 2006 Medicare Part D contract year. Excluding this payment, operating cash flows were $213.8 million, or 171% of net income.

Commercial Business Division Highlights

•

Health Plan Commercial Group Premium Yield & Medical Loss Ratio (MLR). Reported commercial premium yields rose to $283.50 PMPM (per member per month), an increase of 4.6% over the prior year quarter. Health plan commercial group risk MLR was 78.8% in the quarter, up 40 basis points from the prior year quarter. Results in the current quarter include the impact of influenza and acquisitions.

•

New Market Development. The Company continues to target new commercial markets as a source of organic growth. As of March 31, 2008, the Company had approximately 17,000 members in Oklahoma, 6,000 members in South Carolina, and 3,000 members in Tennessee as a result of new market development efforts. All of these members are in group and individual risk-based products. The Company is continuously evaluating additional markets for potential entry with the Tampa market currently in the developmental stage and additional new markets in the investigational stage.

Individual Consumer & Government Business Division Highlights

•

Membership. As of March 31, 2008, total divisional membership was 1.76 million, representing an increase of 204,000 members over the prior quarter. Sequential gains were seen in every line of business including 149,000 Medicare Part D members, 36,000 Medicare Advantage members, 11,000 Individual members, and 8,000 Medicaid members.

•

Medical Loss Ratio. Medicare Advantage MLR was 82.8% in the quarter, an increase of 50 basis points from the prior year quarter. Medicaid MLR was 84.4% in the quarter, a decrease of 210 basis points from the prior year quarter. Medicare Part D MLR was 103.2% in the quarter, consistent with the expected seasonal pattern of medical costs associated with the Part D product.

Specialty Business Division Highlights

•

The Company has reclassified the rental network line of business from the Commercial Business Division to the Specialty Business Division effective January 1, 2008. This revised presentation more closely aligns the rental network business with other “business to business” products sold in the Specialty Business Division.

•

Revenue for the first quarter was $199.5 million, an increase of 9.3% from the prior quarter driven by organic growth in the Coventry workers’ compensation services business and the addition of the managed behavioral health company acquired in mid-February.

Consolidated Guidance Details

Q2 2008 Guidance

•	Total revenues of $2.95 billion to $3.10 billion
•	Earnings per share (EPS) on a diluted basis of $1.03 to $1.04

2008 Full Year Guidance

•	Risk revenues of $10.65 billion to $11.10 billion
•	Management services revenues of $1.34 billion to $1.39 billion
•	Consolidated revenues of $11.99 billion to $12.49 billion
•	Consolidated MLR% of 79.9% to 80.3%
•	Cost of sales expense of $160.0 million to $180.0 million
•	Selling, general, and administrative expenses (SG&A) of $2.10 billion to $2.16 billion
•	Depreciation and amortization expense of $168.0 million to $178.0 million
•	Investment income of $113.5 million to $121.0 million
•	Interest expense of $92.0 million to $94.0 million
•	Tax rate of 36.7% to 37.3%
•	Diluted share count of 151.7 million to 154.5 million shares
•	EPS on a diluted basis of $4.39 to $4.50

Mr. Wolf will host a conference call at 8:30 a.m. ET on Friday, April 25, 2008. To listen to the call, dial toll-free at (888) 726-2459 or, for international callers, (913) 312-0855. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast from Coventry’s Investor Relations website at www.cvty.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission (SEC). A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 9242181.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2007. Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.cvty.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies. Through its Commercial Business, Individual Consumer & Government Business, and Specialty Business divisions, Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(unaudited)

	Quarters Ended
	March 31,
	2008	2007

Operating revenues:
Managed care premiums	$ 2,620,611	$ 2,022,970
Management services	319,997	213,527
Total operating revenues	2,940,608	2,236,497

Operating expenses:
Medical costs	2,161,726	1,656,540
Cost of sales	37,343	-
Selling, general, administrative	508,429	369,495
Depreciation and amortization	38,787	30,299
Total operating expenses	2,746,285	2,056,334

Operating earnings	194,323	180,163
Operating earnings percentage of total revenues	6.6%	8.1%

Interest expense	24,740	21,200
Other income, net	31,267	33,829

Earnings before income taxes	200,850	192,792

Provision for income taxes	75,821	71,051
Net earnings	$ 125,029	$ 121,741

Net earnings per share, basic	$ 0.82	$ 0.78
Net earnings per share, diluted	$ 0.81	$ 0.76

Weighted average shares outstanding, basic	152,166	157,028
Weighted average shares outstanding, diluted	154,245	159,646

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$912,884	$945,535
Short-term investments	71,931	155,248
Accounts receivable, net	263,593	263,021
Other receivables, net	430,007	313,350
Other current assets	194,514	169,547
Total current assets	1,872,929	1,846,701

Long-term investments	1,802,582	1,758,454
Property and equipment, net	307,047	321,287
Goodwill	2,651,166	2,573,325
Other intangible assets, net	595,588	590,419
Other long-term assets	70,965	68,605
Total assets	$7,300,277	$7,158,791

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,276,342	$1,161,963
Accounts payable and accrued liabilities	495,907	518,806
Deferred revenue	124,236	69,052
Total current liabilities	1,896,485	1,749,821

Long-term debt	1,662,119	1,662,021
Other long-term liabilities	454,328	445,470
Total liabilities	4,012,932	3,857,312

Stockholders’ equity	3,287,345	3,301,479

Total liabilities and stockholders’ equity	$7,300,277	$7,158,791

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

Quarter Ended
March 31, 2008
(unaudited)
Cash flows from operating activities:
Net earnings	$125,029
Adjustments to earnings:
Depreciation and amortization	38,787
Amortization of stock compensation	16,735
Changes in assets and liabilities:
Accounts receivable, net	(70)
Medical liabilities	111,141
Accounts payable and other accrued liabilities	(29,424)
Deferred revenue	55,184
Other operating activities	(135,200)
Net cash flows from operating activities	182,182

Cash flows from investing activities:
Capital expenditures, net	(8,154)
Proceeds from investments, net of purchases	50,216
Payments for acquisitions, net of cash acquired	(94,183)
Net cash flows from investing activities	(52,121)

Cash flows from financing activities:
Proceeds from issuance of stock	5,110
Payments for repurchase of stock	(171,033)
Excess tax benefit from stock compensation	3,211
Net cash flows from financing activities	(162,712)

Net change in cash and cash equivalents for current period	(32,651)
Cash and cash equivalents at beginning of period	945,535
Cash and cash equivalents at end of period	$912,884

Cash and Investments:
Cash and cash equivalents	$912,884
Short-term investments	71,931
Long-term investments	1,802,582
Total cash and investments	$2,787,397

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

(Unaudited)

	Q1 2008	Total 2007	Q4 2007	Q3 2007	Q2 2007	Q1 2007	Total 2006
Membership by Product (000s)
Commercial Group Risk	1,505		1,580	1,572	1,389	1,387	1,457
Health Plan ASO	761		750	737	650	648	621
Other ASO	646		783	792	692	741	866
Total Commercial Division	2,912		3,113	3,101	2,731	2,776	2,944

Medicare Advantage	319		283	286	213	185	80
Medicare Part D	853		704	717	700	698	687
Total Medicare	1,172		987	1,003	913	883	767

Medicaid Risk	488		480	478	396	400	373
Individual	104		93	84	41	31	23
Total Indiv./Gov’t Division	1,764		1,560	1,565	1,350	1,314	1,163

Total Membership	4,676		4,673	4,666	4,081	4,090	4,107

Revenues by Product (000s)
Commercial Group Risk	$1,288,140	$4,785,095	$1,315,011	$1,202,281	$1,134,278	$1,133,525	$4,580,165
Commercial ASO(1)	86,142	410,071	114,859	101,969	94,628	98,615	418,304
Total Commercial Division	1,374,282	5,195,166	1,429,870	1,304,250	1,228,906	1,232,140	4,998,469

Medicare Risk	992,423	2,871,605	806,682	738,817	657,652	668,455	1,484,548
Medicaid Risk	282,179	928,259	277,870	234,313	207,937	208,138	762,093
Medicaid ASO	43,612	185,490	43,902	45,267	46,716	49,605	184,503
Individual Risk	53,555	104,673	48,485	26,809	16,527	12,852	30,495
Total Indiv./Gov’t Division	1,371,769	4,090,027	1,176,939	1,045,206	928,832	939,050	2,461,639

Specialty Division(1)	199,469	599,940	182,523	174,634	176,172	66,610	280,209

Total Premiums	2,624,034	8,689,633	2,448,048	2,202,220	2,016,394	2,022,970	6,857,301
Total Management Services	321,486	1,195,501	341,285	321,870	317,516	214,830	883,016
Other/Eliminations	(4,912)	(5,603)	(1,439)	(1,442)	(1,418)	(1,303)	(6,561)
Total Revenue	$2,940,608	$9,879,531	$2,787,894	$2,522,648	$2,332,492	$2,236,497	$7,733,756

Consolidated Coventry

Operating Income % of Revenues	6.6%	9.4%	10.2%	9.7%	9.6%	8.1%	10.9%

SGA % of Revenues	17.3%	18.1%	18.2%	18.7%	19.0%	16.5%	17.3%

Total Medical Liabilities (000s)(2)	$ 1,027,194		$ 996,859	$1,016,406	$ 910,528	$ 835,790	$ 719,426
Days in Claims Payable (DCP) (2)	50.71		50.82	59.55	57.34	53.97	54.97

Total Debt (millions)	$ 1,662.1		$ 1,662.0	$ 1,661.9	$ 978.6	$ 988.5	$ 760.5
Total Capital (millions)	$ 4,949.5		$ 4,963.5	$ 4,808.3	$ 3,908.9	$ 3,886.6	$ 3,713.5
Debt to Capital	33.6%		33.5%	34.6%	25.0%	25.4%	20.5%

COVENTRY HEALTH CARE, INC.

REVENUE AND MEDICAL COST STATISTICS

(Unaudited)

	Q1 2008	Total 2007	Q4 2007	Q3 2007	Q2 2007	Q1 2007	Total 2006
Revenue PMPM(3)
Health Plan Commercial Group Risk	$ 283.50	$ 273.76	$ 277.86	$ 274.16	$ 271.39	$ 271.03	$ 260.69
Medicare Advantage(4)	$ 849.60	$ 837.69	$ 844.89	$ 833.58	$ 836.17	$ 834.02	$ 857.28
Medicare Part D(5)	$ 88.64	$ 99.57	$ 98.02	$ 101.52	$ 101.49	$ 97.25	$ 103.77
Medicaid Risk	$ 194.16	$ 183.77	$ 192.92	$ 188.36	$ 174.48	$ 177.09	$ 167.30

MLR %(3)
Consolidated Total	82.5%	79.6%	78.4%	79.0%	79.6%	81.9%	79.3%

Health Plan Commercial Group Risk	78.8%	78.3%	78.4%	78.8%	77.5%	78.4%	77.8%
Medicare Advantage	82.8%	80.5%	80.1%	80.7%	79.3%	82.3%	79.4%
Medicare Part D	103.2%	78.1%	58.0%	66.7%	80.3%	94.7%	84.5%
Medicaid Risk	84.4%	87.3%	86.3%	85.1%	91.7%	86.5%	85.6%

Explanatory Notes

1)

The Specialty Business Division includes revenue from the rental network line of business (previously reported in the Commercial Business Division) effective January 1, 2008. Prior period balances have been reclassified for consistency.

2)	“Total Medical Liabilities” and “Days in Claims Payable” are calculated consistently with prior disclosures to include the results from health plan and Medicare Advantage PFFS business.

3)	Revenue PMPM and MLR % metrics include the impact of acquisitions from the date of closing.

4)	Revenue PMPM excludes the impact of revenue ceded to external parties.

5)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.